                                                                     EXHIBIT 4.2

                                     WARRANT

REPRESENTATIVE'S WARRANT AGREEMENT (the "Warrant Agreement"), dated as of __________ ___, 2001, between CHIPCARDS, INC., a California corporation (the "Company"), and THE THORNWATER COMPANY, L.P. (hereinafter referred to variously as the "Holder" or the "Representative").


The Company proposes to issue to the Representative warrants (the "Warrants") to purchase up to 100,000 units (the "Units"), each Unit consisting of one share of the Company's common stock, no par value (the "Common Stock") and one Warrant for the Purchase of Common Stock (the "Redeemable Warrant");

The Representative has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated ______________, 200[1] among the Company, the Representative and the other underwriters named in Schedule I thereof (collectively with the Representative, the "Underwriters") to act as the representative of the Underwriters in connection with the Company's proposed initial public offering (the "Initial Public Offering") of 1,000,000 Units at an initial public offering price of $8.10 per Unit (1,150,000 Units if the over-allotment option is exercised); and

The Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the compensation in connection with, the Representative acting as representative of the Underwriters pursuant to the Underwriting Agreement;

              NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of ONE THOUSAND DOLLARS AND NO CENTS ($1,000.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              1. Grant. The Holder (as hereinafter defined) is hereby granted the right to purchase, at any time from _________, 200[2] until 5:30 p.m., New York time, on ___________________, 200[6], up to 100,000 Units at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $9.72 per Unit, subject to the terms and conditions of this Agreement. Except as set forth in this Section 1, the Redeemable Warrants issuable upon exercise of the Warrants are in all respects identical to the Redeemable Warrants being sold in the Initial Public Offering pursuant to the terms and provisions of the Warrant Agreement, dated as of _________, 200[1], between the Company and The Thornwater Company, L.P.

              2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

              3. Exercise of Warrant. The Warrants initially are exercisable at the initial exercise price per Unit set forth in Section 6 hereof, payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the

Exercise Price (as hereinafter defined) for the Units purchased at the Company's principal offices (presently located at Citicorp Center, One Sansome Street, 19th Floor, San Francisco, California 94104), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock and a certificate or certificates for the Redeemable Warrants evidencing the Units. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of Common Stock and Redeemable Warrants underlying the Warrants). In the case of the purchase of less than all the securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the securities purchasable thereunder.

                 4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates evidencing the shares of Common Stock and the Redeemable Warrants or other securities, properties or rights underlying such Warrants, and upon the exercise of the Redeemable Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Redeemable Warrants, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 The Warrant Certificates and the certificates evidencing the shares of Common Stock and the Redeemable Warrants or other securities, property or rights shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board of Directors, or the President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

                 5. Restriction On Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that (a) the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to the Underwriters, including the Representative, to the Selected Dealers participating in the Initial Public Offering or to bona fide officers or partners thereof (collectively, the "Transferees"), and (b) subsequent to such one (1) year period any transfer of the Warrants may occur; provided, however, that the Warrants are exercised immediately upon transfer and if not immediately exercised upon such transfer, that such Warrants will lapse. The Holder of a Warrant Certificate, by its acceptance thereof, also covenants and agrees that the Warrants may not be exercised nor may the Common Stock and Redeemable Warrants comprising the Units that underly the Warrants be resold, transferred or assigned for a period of one (1) year from the date hereof.

                 6.       Exercise Price.

                          6.1 Initial and Adjusted Exercise Price. The initial
exercise price of each Warrant shall be $9.72 per share of Unit. The adjusted exercise price shall be the price that shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                          6.2 Exercise Price. The term "Exercise Price" herein
shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                 7.       Registration Rights.

                          7.1 Registration Under the Securities Act of 1933. The
Warrants, the Units, including the shares of Common Stock and the Redeemable Warrants that are included in the Units, and the shares of Common Stock issuable upon exercise of the Redeemable Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise, in part or in. whole, of the Warrants, certificates evidencing the shares of Common Stock, the Redeemable Warrants and upon exercise of the Redeemable Warrants, in whole or in part, certificates evidencing the shares of Common Stock underlying the Redeemable Warrants and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

                 The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to CHIPCARDS, INC., that an exemption from registration under the Securities Act is available.

                          7.2 Piggyback Registration. If, at any time commencing
on ___________, 200[2], and expiring six (6) years thereafter, the Company proposes to register any of its securities under the Securities Act (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-4, Form S-8 or any successor form thereto), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Warrants and/or Warrant Securities of its intention to do so. If the Representative or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

                 Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                          7.3     Demand Registration.

                          (a) At any time commencing on _________, 200[2] and
expiring ____ (___) years thereafter, the Holders of Warrants and/or Warrant Securities representing more than ____% of such securities at that time outstanding (assuming the exercise of all of the Warrants), shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective Warrant Securities for _____ (___) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ____ (___) days after receiving notice from the Company of such request.

                          (b) The Company covenants and agrees to give written
notice of any registration request under this Section 7.3 by the majority of the Holders to all other registered Holders of the Warrants and the Warrant Securities within ___ (___) days from the date of the receipt of any such registration request.

                          (c) In addition to the registration rights under
Section 7.2 and subsection (a) of this Section 7.3, at any time commencing on _________, 200[2] and expiring _____ (___) years thereafter, the Holders of Warrants and/or Warrant Securities representing more than ____% of such securities at the time outstanding (assuming the exercise of all of the Warrants) shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for _____ (___) consecutive months by any such Holder of its Warrant Securities; provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

                          7.4 Covenants of the Company With Respect to
Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

                          (a) The Company shall use its best efforts to file a
registration statement within _________ (____) days of receipt of any demand pursuant to Section 7.3, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

                          (b) The Company shall pay all costs (excluding
transfer taxes, if any, and fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 73(c). If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other damages or relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Warrant Securities.

                          (c) The Company will take all necessary action which
may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                          (d) The Company shall indemnify the Holder(s) of the
Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions to which the Company has agreed to indemnify the Underwriters contained in
Section 8 of the Underwriting Agreement.

                          (e) The Company shall not require the Holder(s) to
exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                          (f) The Company shall not permit the inclusion of any
securities other than the Warrant Securities to be included in the registration statement filed pursuant to Section 7.3(a) hereof, without the prior written consent of the Holders of Warrants and/or Warrant Securities representing more than _____% of such securities at that time outstanding (assuming the exercise of all of the Warrants).

                          (g) The Company shall furnish to the Representative on
behalf of each Holder participating in the offering and to the managing underwriter, if any, a signed counterpart, addressed to the Representative on behalf of each such Holder and to the managing underwriter, if any, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement if there is no managing underwriter or the date of the closing under the underwriting agreement if there is a managing underwriter, and (ii) a "cold comfort" letter, dated the effective date of such registration statement and the date of the closing under the underwriting agreement if there is a managing underwriter, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                          (h) The Company shall as soon as practicable after the
effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11 (a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                          (i) The Company shall deliver promptly to each Holder
who so requests and the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to any registration statement filed pursuant to this Agreement, and permit each Holder who so requests and the managing underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as each Holder and the managing underwriter shall reasonably request.

                          (j) With respect to a registration statement filed
pursuant to Section 7.3, -the Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a majority of the Warrant Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the

Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                 7.6 Covenants of the Holders With Respect to Registration. The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                  8.      Adjustments to Exercise Price and Number of
Securities.

                          8.1 Subdivision and Combination. In case the Company
shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                          8.2 Adjustment in Number of Securities. Upon each
adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Units issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                          8.3 Definition of Common Stock. For the purpose of
this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as it may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                          8.4 Merger or Consolidation. In case of any
consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments, which shall be identical to the adjustments provided in Section 8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

                          8.5 Dividends and Other Distributions. In the event
that the Company shall at any time prior to the exercise of all Warrants declare a dividend (consisting of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock, Redeemable Warrants or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness. securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection 8.5. Nothing contained herein shall provide for the receipt or accrual by a Holder of cash dividends prior to the exercise by such Holder of the Warrants.

                 9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Units in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                 10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Redeemable Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock, Redeemable Warrants or other securities, properties or rights as the case may be.

                 11. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Redeemable Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock, Redeemable Warrants and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Redeemable Warrants underlying the Warrants and payment of the Redeemable Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock and Redeemable Warrants issuable upon the exercise of the Warrants and shares of Common Stock issuable upon exercise of the Redeemable Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock and the Redeemable Warrants issued in connection with the Initial Public Offering may then be listed and/or quoted on The Nasdaq Stock Market.

                 12. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                         (a) the Company shall take a record of the holders of
                 its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                          (b) the Company shall offer to all the holders of its
                 Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or Warrant to subscribe therefor; or

                          (c) a dissolution, liquidation or winding up of the
                 Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                 13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                           (a) If to the registered Holder of the Warrants, to
                 the address of such Holder as shown on the books of the Company; or

                           (b) If to the Company, to the address set forth in
                 Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

                 14. Supplements and Amendments. The Company and tile Representative may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

                  15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

                  16. Termination. This Agreement shall terminate at the close of business on ________, 200__. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on _________, 200__.

                  17. Governing Law: Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other part(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

                  18. Entire Agreement, Modification. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                  19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                  21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Representative and any other Holder(s) of the Warrant Certificates or Warrant Securities.

                  22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                 CHIPCARDS, INC.


                                 By:  ___________________________
                                         Name: Allen Yue
                                         Title: President

                                 Attest:

                                 By:  ___________________________
                                         Name:
                                         Title: Secretary


                                 THE THORNWATER COMPANY, L.P.


                                 By:  ___________________________
                                         Name:
                                         Title: Chief Executive Officer

                                 Attest:

                                 By:  ___________________________
                                         Name:
                                         Title: Secretary